UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Subscription Agreement the Company on December 23, 2006 sold to private investors 10,944,400 common shares, in the aggregate principal amount of $984,996, and warrants to purchase 16,416,600 shares of common stock at $0.10 per share (“Warrants”).

The securities referred were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the “Act”) and Rule 506 thereunder from the registration requirements under the Act.

The Company has agreed to file a registration statement to register all of the shares of common stock issued and issuable upon the exercise of the Warrants.

In connection with the financing, the Company paid $59,100 in fees to Meitav Underwriting Ltd. (“Meitav”)    The Company also issued to Meitav warrants to purchase 656,664 of common stock at an exercise price of $0.10 per share and in the form of the Warrants.

The foregoing summary is qualified by reference to the provisions of the agreements and instruments that are included as exhibits with this filing.

Item 9.01 Exhibits

Exhibit 4.1 Form of Subscription Agreement

Exhibit 4.2 Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer

Date: December 29, 2006